UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2023

NI Holdings, Inc.

(Exact name of registrant as specified in its charter)

North Dakota	001-37973	81-2683619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 First Avenue North
Fargo, North Dakota

(Address of principal executive offices)

58102
(Zip code)

(701) 298-4200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NODK	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 24, 2023, NI Holdings, Inc. (the “Company”) adopted Articles of Amendment to its Articles of Incorporation (the “Articles”) to (i) declassify the Board of Directors (the “Board”) of the Company immediately, (ii) eliminate supermajority voting requirements, (iii) eliminate the prohibition on shareholders calling special meetings, and (iv) make other minor conforming changes relating to the foregoing (the “Articles Amendment”).

The Articles Amendment was approved by the Company’s shareholders at the Company’s 2023 Annual Meeting of Shareholders (the “Annual Meeting”), as further described in Item 5.07 below.

The foregoing description of the Articles Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles Amendment, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated by reference herein. The full text of the Articles of Incorporation, as amended by the Articles Amendment, is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Additionally, the Board amended and restated the Company’s Bylaws (the “Bylaws”), which became effective as of May 24, 2023, to (i) reflect corresponding changes to the Bylaws related to the Articles Amendment, and (ii) grant shareholders the right to call special meetings, subject to certain terms and conditions (the “Amended Bylaws”).

The foregoing description of the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws. A copy of the Amended Bylaws is filed as Exhibit 3.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 23, 2023, the Company held its Annual Meeting. There were 21,059,895 shares of common stock represented at the Annual Meeting. The shareholders voted as follows on the following matters at the Annual Meeting as to each proposal, including the number of broker non-votes and including a separate tabulation with respect to each nominee for director:

Proposal 1: Election of Directors. The two directors were elected at the Annual Meeting for a three-year term based on the following votes:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Michael J. Alexander	16,845,085	2,586,902	781,969
Jeffrey R. Missling	16,356,068	3,075,919	781,969

Proposal 2: Ratification of the appointment of Mazars USA LLP. The appointment of Mazars USA LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2023 was ratified based upon the following votes:

Votes For	Votes Against	Abstentions
19,769,894	511	443,551

Proposal 3: Non-binding advisory vote on executive compensation. The Company’s executive compensation was approved by a non-binding advisory vote based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,531,038	2,900,814	135	781,969

Proposal 4: Non-binding advisory vote on the frequency of the advisory vote on executive compensation. The Company’s advisory vote on executive compensation will be held annually based upon the following votes:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
19,247,087	700	183,690	510	781,969

Proposal 5: Adopt an Amendment to the Company’s Articles of Incorporation to declassify the Board of Directors immediately (the “Declassification Proposal”). The Declassification Proposal was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,415,437	16,515	35	781,969

Proposal 6: Adopt an Amendment to the Company’s Articles of Incorporation to eliminate supermajority voting requirements (the “Voting Requirements Proposal”). The Voting Requirements Proposal was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,512,628	1,917,381	1,978	781,969

Proposal 7: Adopt an Amendment to the Company’s Articles of Incorporation to eliminate the prohibition on shareholders calling special meetings (the “Special Meeting Proposal”). The Special Meeting Proposal was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,426,453	5,509	25	781,969

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation, as amended by Articles of Amendment dated May 24, 2023.
3.2	Articles of Amendment to the Articles of Incorporation, dated May 24, 2023
3.2	Amended and Restated Bylaws, dated May 24, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NI Holdings, Inc.

Date: May 25, 2023	By:	/s/ Michael J. Alexander
Michael J. Alexander
President and Chief Executive Officer